Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Quarterly Revenues of Over $1 Billion, Up 11%
Second Quarter Operating Margin of 30%
Raises Full Year Outlook for Revenues, Operating Margin, and Earnings Per Share
___________________________________________________________________________

BROOMFIELD, COLORADO — July 27, 2023 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its second quarter 2023 financial results.

“We achieved record quarterly revenues of over $1 billion, representing growth of 12% on a constant currency basis to prior year. Both the Crocs and HEYDUDE brands continue to gain share and bring in new consumers with our comfortable offerings, as evidenced by DTC growth of 26% in the second quarter,” said Andrew Rees, Chief Executive Officer. “We continue to invest behind our strategic priorities that are driving profitable growth.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Second Quarter 2023 Highlights

•Consolidated revenues of $1,072.4 million increased 11.2%, or 12.0% on a constant currency basis, as compared to 2022.
•Crocs Brand revenues of $833.0 million increased 13.8%, or 14.9% on a constant currency basis, as compared to 2022.
•Crocs Brand growth was fueled by Asia revenue growth of 33.2%, or 39.0% on a constant currency basis, and North America direct-to-consumer (“DTC”) comparable sales growth of 12.9%, as compared to 2022.
•HEYDUDE Brand DTC revenues grew 29.7% and digital revenues increased 36.7% as compared to 2022.
•Operating margin was 29.7% and adjusted operating margin was 30.3%.
•Diluted earnings per share increased 31.4% to $3.39 as compared to the same period last year. Adjusted diluted earnings per share rose 10.8% to $3.59.
•We paid down $299.1 million of debt in the first half of 2023 and reduced gross leverage to 1.8x.

Second Quarter 2023 Operating Results

•Revenues were $1,072.4 million, an increase of 11.2% from the same period last year, or 12.0% on a constant currency basis. DTC revenues, which includes retail and e-commerce, grew 26.0%, or 27.2% on a constant currency basis. Wholesale revenues grew 0.2% compared to 2022, or 0.8% on a constant currency basis.
•Gross margin was 57.9% compared to 51.6% in the prior year. Adjusted gross margin improved 290 basis points to 58.1% compared to 55.2% in the same period last year.

•Selling, general, and administrative expenses (“SG&A”) of $302.8 million increased from $249.8 million in the same period last year, and SG&A as a percent of revenues rose to 28.2% from 25.9% in prior year. Adjusted SG&A rose to 27.8% of revenues versus 25.1% for the same period last year.
•Income from operations increased 28.4% to $318.5 million and operating margin improved to 29.7%, compared to 25.7% for the same period last year, due to higher gross margin and significantly less HEYDUDE acquisition expenses. Adjusted income from operations rose 11.7% to $324.6 million and adjusted operating margin improved 20 basis points to 30.3%.
•Diluted earnings per share increased 31.4% to $3.39, as compared to $2.58 for the same period last year. Adjusted diluted earnings per share increased 10.8% to $3.59 compared to 2022.

Second Quarter 2023 Brand Summary

•Crocs Brand: Revenues increased 13.8%, or 14.9% on a constant currency basis, to $833.0 million. DTC comparable sales increased 19.5%. Wholesale revenues increased 3.8%, or 4.6% on a constant currency basis.
◦North America revenues of $474.6 million increased 12.2%, or 12.5% on a constant currency basis.
◦Asia Pacific revenues of $198.3 million increased 33.2%, or 39.0% on a constant currency basis.
◦Europe, Middle East, Africa, and Latin America (“EMEALA”) revenues of $160.1 million declined 0.2%, or 1.4% on a constant currency basis.
•HEYDUDE Brand: Revenues during the second quarter increased 3.0% to $239.4 million. DTC revenues increased 29.7% to $90.6 million. Wholesale revenues declined 8.4% to $148.8 million following pipeline fill in the same period last year.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $166.2 million as of June 30, 2023, compared to $191.6 million as of December 31, 2022.
•Inventories decreased to $436.3 million as of June 30, 2023, compared to $471.6 million as of December 31, 2022 and $501.5 million as of June 30, 2022.
•Capital expenditures during the six months ended June 30, 2023 were $51.6 million, compared to $56.7 million for the same period last year, reflecting continued investments in our distribution centers and expansion of our corporate facilities to support growth.
•Borrowings were $2,027.5 million as of June 30, 2023 compared to $2,322.4 million as of December 31, 2022, as we repaid $299.1 million of debt. Our liquidity position remains strong with $166.2 million in cash and cash equivalents and $563.7 million in available borrowing capacity as of June 30, 2023.

Share Repurchase Activity

As announced in June, we expected to resume our share repurchase program beginning in the third quarter. In July 2023, we repurchased 0.4 million shares of our common stock for $50.0 million. Following these repurchases, $1.0 billion of share repurchase authorization remained available for future repurchases. We will continue to methodically balance debt repayment and share repurchases as we approach our long-term net leverage target of 1.0x to 1.5x.
Financial Outlook

Third Quarter 2023
With respect to the third quarter of 2023, we expect:
•Revenues to grow approximately 3% to 5% compared to third quarter 2022, resulting in revenues of approximately $1,013 million to $1,034 million at currency rates as of the latest reported period.
•Adjusted operating margin of approximately 27.0%.
•Adjusted diluted earnings per share of $3.07 to $3.15.

Full Year 2023
With respect to 2023, we expect:
•Consolidated revenue growth to now be 12.5% to 14.5% compared to 2022, resulting in revenues of approximately $4,000 million to $4,065 million at currency rates as of the end of the last reported period.
◦Revenues for the Crocs Brand to now grow 12% to 13% on a reported basis.
◦Revenues for the HEYDUDE Brand to now grow 14% to 18% on a reported basis, which is approximately 3.5% to 7.5% including the period prior to the HEYDUDE acquisition.
•Adjusted operating margin to now be approximately 27.5%.
•Non-GAAP adjustments of approximately $35 million primarily related to investments in our distribution centers to support growth and to be fairly balanced across cost of sales and SG&A.
•Combined GAAP tax rate to be approximately 23% and non-GAAP effective tax rate of approximately 20%.
•Adjusted diluted earnings per share to now be between $11.83 and $12.22. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures to be approximately $165 to $180 million, primarily related to the expansion of our distribution capabilities including our new HEYDUDE distribution center in Las Vegas opening later this year, implementation of new technology systems for HEYDUDE, and expansion of our corporate facilities to support growth.

Conference Call Information

A conference call to discuss second quarter 2023 results is scheduled for today, Thursday, July 27, 2023, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through July 27, 2024 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. please visit investors.crocs.com. To learn more about our brands, please visit www.crocs.com or www.heydude.com.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share, debt ratios and capital expenditures, the acquisition of HEYDUDE and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding second quarter and full year 2023 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; cost inflation; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of July 27, 2023. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$1,072,367	$964,581	$1,956,533	$1,624,729
Cost of sales	451,060	466,848	858,856	802,072
Gross profit	621,307	497,733	1,097,677	822,657
Selling, general and administrative expenses	302,818	249,769	544,260	456,016
Income from operations	318,489	247,964	553,417	366,641
Foreign currency gains (losses), net	551	(1,202)	148	(722)
Interest income	548	86	719	188
Interest expense	(43,063)	(32,963)	(85,700)	(52,215)
Other income (expense), net	717	419	424	(528)
Income before income taxes	277,242	214,304	469,008	313,364
Income tax expense	64,830	53,989	107,053	80,289
Net income	$212,412	$160,315	$361,955	$233,075
Net income per common share:
Basic	$3.42	$2.60	$5.84	$3.84
Diluted	$3.39	$2.58	$5.78	$3.79
Weighted average common shares outstanding:
Basic	62,037	61,590	61,937	60,712
Diluted	62,603	62,236	62,616	61,571

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Numerator:
Net income	$212,412	$160,315	$361,955	$233,075
Denominator:
Weighted average common shares outstanding - basic	62,037	61,590	61,937	60,712
Plus: Dilutive effect of stock options and unvested restricted stock units	566	646	679	859
Weighted average common shares outstanding - diluted	62,603	62,236	62,616	61,571

Net income per common share:
Basic	$3.42	$2.60	$5.84	$3.84
Diluted	$3.39	$2.58	$5.78	$3.79

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$166,235	$191,629
Restricted cash - current	2	2
Accounts receivable, net of allowances of $34,385 and $24,493, respectively	409,594	295,594
Inventories	436,269	471,551
Income taxes receivable	2,331	14,752
Other receivables	27,991	18,842
Prepaid expenses and other assets	58,794	33,605
Total current assets	1,101,216	1,025,975
Property and equipment, net of accumulated depreciation and amortization of $110,510 and $97,136, respectively	213,844	181,529
Intangible assets, net of accumulated amortization of $136,490 and $125,014, respectively	1,795,876	1,800,167
Goodwill	711,570	714,814
Deferred tax assets, net	539,545	528,278
Restricted cash	3,348	3,254
Right-of-use assets	228,076	239,905
Other assets	9,650	7,875
Total assets	$4,603,125	$4,501,797
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$261,909	$230,821
Accrued expenses and other liabilities	241,530	239,424
Income taxes payable	84,845	89,211
Current borrowings	20,000	24,362
Current operating lease liabilities	57,656	57,456
Total current liabilities	665,940	641,274
Deferred tax liabilities, net	301,902	302,030
Long-term income taxes payable	231,577	224,837
Long-term borrowings	2,007,485	2,298,027
Long-term operating lease liabilities	204,088	215,119
Other liabilities	2,443	2,579
Total liabilities	3,413,435	3,683,866
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 109.9 million and 109.5 million issued, 62.1 million and 61.7 million outstanding, respectively	110	110
Treasury stock, at cost, 47.8 million and 47.7 million shares, respectively	(1,707,136)	(1,695,501)
Additional paid-in capital	813,466	797,614
Retained earnings	2,181,154	1,819,199
Accumulated other comprehensive loss	(97,904)	(103,491)
Total stockholders’ equity	1,189,690	817,931
Total liabilities and stockholders’ equity	$4,603,125	$4,501,797

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$361,955	$233,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,780	16,754
Operating lease cost	36,592	30,887
Share-based compensation	15,852	17,575
Other non-cash items (1)	769	7,077
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(113,838)	(181,154)
Inventories	34,884	(121,452)
Prepaid expenses and other assets	(32,413)	(9,309)
Accounts payable, accrued expenses and other liabilities	27,819	85,091
Right-of-use assets and operating lease liabilities	(35,176)	(29,927)
Income taxes	8,389	36,127
Cash provided by operating activities	330,613	84,744
Cash flows from investing activities:
Purchases of property, equipment, and software	(51,645)	(56,744)
Acquisition of HEYDUDE, net of cash acquired	—	(2,040,265)
Other	—	(20)
Cash used in investing activities	(51,645)	(2,097,029)
Cash flows from financing activities:
Proceeds from borrowings	214,634	2,240,677
Repayments of borrowings	(513,703)	(195,000)
Deferred debt issuance costs	(612)	(51,395)
Repurchases of common stock for tax withholding	(11,636)	(6,756)
Other	—	95
Cash provided by (used in) financing activities	(311,317)	1,987,621
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7,049	(1,690)
Net change in cash, cash equivalents, and restricted cash	(25,300)	(26,354)
Cash, cash equivalents, and restricted cash—beginning of period	194,885	216,925
Cash, cash equivalents, and restricted cash—end of period	$169,585	$190,571
(1) Amounts for the six months ended June 30, 2022 have been reclassified to conform to current period presentation.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP operating income,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and six months ended June 30, 2023, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$1,072,367	$964,581	$1,956,533	$1,624,729

GAAP cost of sales	$451,060	$466,848	$858,856	$802,072
Distribution centers (1)	(1,586)	(1,389)	(4,867)	(2,580)
HEYDUDE inventory fair value step-up (2)	—	(34,323)	—	(62,250)
Inventory reserve in Russia (3)	—	575	—	(1,225)
Total adjustments	(1,586)	(35,137)	(4,867)	(66,055)
Non-GAAP cost of sales	$449,474	$431,711	$853,989	$736,017

GAAP gross profit	$621,307	$497,733	$1,097,677	$822,657
GAAP gross margin	57.9%	51.6%	56.1%	50.6%

Non-GAAP gross profit	$622,893	$532,870	$1,102,544	$888,712
Non-GAAP gross margin	58.1%	55.2%	56.4%	54.7%
(1) Represents expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Las Vegas, Nevada.
(2) Represents a prior year step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents a prior year inventory reserve expense in our EMEALA segment associated with the shutdown of our direct operations in Russia.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended June 30,
	2023	2022
GAAP Crocs Brand gross margin	61.9%	57.7%
Non-GAAP adjustments:
Distribution centers (1)	0.1%	0.2%
Non-GAAP Crocs Brand gross margin	62.0%	57.9%
(1) Represents expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio.

HEYDUDE Brand:

	Three Months Ended June 30,
	2023	2022
GAAP HEYDUDE Brand gross margin	47.1%	32.4%
Non-GAAP adjustments:
Distribution centers	less than 0.1%	—%
Inventory fair value step-up (1)	—%	14.7%
Non-GAAP HEYDUDE Brand gross margin	47.1%	47.1%
(1) Represents a prior year step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$1,072,367	$964,581	$1,956,533	$1,624,729

GAAP selling, general and administrative expenses	$302,818	$249,769	$544,260	$456,016
Information technology project discontinuation	—	—	(4,119)	—
Duplicate headquarters rent (1)	(1,126)	(1,202)	(2,193)	(1,202)
HEYDUDE acquisition and integration costs (2)	(130)	(5,741)	(1,416)	(26,342)
Impact of shutdown of Russia direct operations (3)	—	(570)	—	(5,837)
Other (4)	(3,248)	—	(5,608)	—
Total adjustments	(4,504)	(7,513)	(13,336)	(33,381)
Non-GAAP selling, general and administrative expenses (5)	$298,314	$242,256	$530,924	$422,635

GAAP selling, general and administrative expenses as a percent of revenues	28.2%	25.9%	27.8%	28.1%
Non-GAAP selling, general and administrative expenses as a percent of revenues	27.8%	25.1%	27.1%	26.0%
(1) Represents duplicate rent costs associated with our upcoming move to a new headquarters.
(2) Represents costs related to the integration of HEYDUDE in the three and six months ended June 30, 2023 and costs related to the acquisition and integration of HEYDUDE in the three months ended June 30, 2022 and the partial period from the acquisition date of February 17, 2022 through June 30, 2022 (the “Partial Period”).
(3) Represents various costs in the prior year associated with the shutdown of our direct operations in Russia, including severance and lease exit costs and penalties.
(4) Includes various restructuring costs, as well as costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
GAAP revenues	$1,072,367	$964,581	$1,956,533	$1,624,729

GAAP income from operations	$318,489	$247,964	$553,417	$366,641
Non-GAAP cost of sales adjustments (1)	1,586	35,137	4,867	66,055
Non-GAAP selling, general and administrative expenses adjustments (2)	4,504	7,513	13,336	33,381
Non-GAAP income from operations	$324,579	$290,614	$571,620	$466,077

GAAP operating margin	29.7%	25.7%	28.3%	22.6%
Non-GAAP operating margin	30.3%	30.1%	29.2%	28.7%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
GAAP income from operations	$318,489	$247,964	$553,417	$366,641
GAAP income before income taxes	277,242	214,304	469,008	313,364

Non-GAAP income from operations (1)	$324,579	$290,614	$571,620	$466,077
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	551	(1,202)	148	(722)
Interest income	548	86	719	188
Interest expense	(43,063)	(32,963)	(85,700)	(52,215)
Other income (expense), net	717	419	424	(528)
Non-GAAP income before income taxes	$283,332	$256,954	$487,211	$412,800

GAAP income tax expense	$64,830	$53,989	$107,053	$80,289
Tax effect of non-GAAP operating adjustments	1,544	8,416	4,614	16,038
Impact of intra-entity IP transfers (2)	(7,695)	(6,799)	(12,516)	(9,906)
Non-GAAP income tax expense	$58,679	$55,606	$99,151	$86,421

GAAP effective income tax rate	23.4%	25.2%	22.8%	25.6%
Non-GAAP effective income tax rate	20.7%	21.6%	20.4%	20.9%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers. The prior year adjustment also includes the release of the valuation allowance as a result of a tax law change.

Non-GAAP net income per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Numerator:
GAAP net income	$212,412	$160,315	$361,955	$233,075
Non-GAAP cost of sales adjustments (1)	1,586	35,137	4,867	66,055
Non-GAAP selling, general and administrative expenses adjustments (2)	4,504	7,513	13,336	33,381
Tax effect of non-GAAP adjustments	6,151	(1,617)	7,902	(6,132)
Non-GAAP net income	$224,653	$201,348	$388,060	$326,379
Denominator:
GAAP weighted average common shares outstanding - basic	62,037	61,590	61,937	60,712
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	566	646	679	859
GAAP weighted average common shares outstanding - diluted	62,603	62,236	62,616	61,571

GAAP net income per common share:
Basic	$3.42	$2.60	$5.84	$3.84
Diluted	$3.39	$2.58	$5.78	$3.79

Non-GAAP net income per common share:
Basic	$3.62	$3.27	$6.27	$5.38
Diluted	$3.59	$3.24	$6.20	$5.30
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2023:
Approximately:
Non-GAAP operating margin and operating income reconciliation:
GAAP operating margin	26.6%
Non-GAAP adjustments, primarily related to investments to support growth (1)	0.9%
Non-GAAP operating margin	27.5%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23.0%
Non-GAAP adjustments, primarily related to amortization of intellectual property (1)(2)	(3.0)%
Non-GAAP effective tax rate	20.0%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$10.95 to $11.34
Non-GAAP adjustments, primarily related to investments to support growth and amortization of intellectual property (1)(2)	$0.88
Non-GAAP diluted earnings per share	$11.83 to $12.22
(1) For the full year 2023, we expect to incur approximately $35 million in costs primarily related to investments to support growth and to be fairly balanced across COGS and SG&A.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin,” and “adjusted diluted earnings per share” represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the third quarter of 2023.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT AND CHANNEL
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2023	2022	2023	2022	Q2 2023-2022	YTD 2023-2022	Q2 2023-2022	YTD 2023-2022
	(in thousands)
Revenues:
North America	$474,558	$422,936	$825,866	$742,386	12.2%	11.2%	12.5%	11.5%
Asia Pacific	198,257	148,889	338,259	244,737	33.2%	38.2%	39.0%	45.1%
EMEALA	160,135	160,377	317,602	290,297	(0.2)%	9.4%	(1.4)%	10.5%
Brand corporate	—	14	1	21	(100.0)%	(95.2)%	(100.0)%	(95.2)%
Crocs Brand revenues	832,950	732,216	1,481,728	1,277,441	13.8%	16.0%	14.9%	17.8%
HEYDUDE Brand revenues (2)	239,417	232,365	474,805	347,288	3.0%	36.7%	2.9%	36.9%
Total consolidated revenues	$1,072,367	$964,581	$1,956,533	$1,624,729	11.2%	20.4%	12.0%	21.8%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the six months ended June 30, 2022 represent results during the Partial Period.

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2023	2022	2023	2022	Q2 2023-2022	YTD 2023-2022	Q2 2023-2022	YTD 2023-2022
	(in thousands)
Crocs Brand:
Wholesale	$407,342	$392,511	$817,905	$736,768	3.8%	11.0%	4.6%	12.9%
Direct-to-consumer	425,608	339,705	663,823	540,673	25.3%	22.8%	26.8%	24.4%
Total Crocs Brand	832,950	732,216	1,481,728	1,277,441	13.8%	16.0%	14.9%	17.8%
HEYDUDE Brand:
Wholesale	148,825	162,499	316,688	249,418	(8.4)%	27.0%	(8.5)%	27.4%
Direct-to-consumer	90,592	69,866	158,117	97,870	29.7%	61.6%	29.7%	61.6%
Total HEYDUDE Brand (2)	239,417	232,365	474,805	347,288	3.0%	36.7%	2.9%	36.9%
Total consolidated revenues	$1,072,367	$964,581	$1,956,533	$1,624,729	11.2%	20.4%	12.0%	21.8%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the six months ended June 30, 2022 represent results during the Partial Period.

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Digital sales as a percent of total revenues:
Crocs Brand	37.7%	37.2%	34.4%	35.3%
HEYDUDE Brand (1)	41.8%	31.5%	36.0%	29.6%
Total	38.6%	35.8%	34.8%	34.1%
(1) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the six months ended June 30, 2022 represent results during the Partial Period.

Direct-to-consumer (“DTC”) comparable sales were as follows:

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Direct-to-consumer comparable sales: (2)
Crocs Brand	19.5%	7.5%	20.5%	10.7%
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.